EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of June 23, 2015 (the "Effective Date") and is by and between Premier Biomedical, Inc., a Nevada corporation (the "Company"), whose mailing address is P.O. Box 31374, El Paso, Texas 79930, and FBROCCO ASSESSORIA EMPRESARIAL LTDA ASSESSORIA EMPRESARIAL LTDA, a Brazilian company (the "Consultant"), having its principal office at Rua Xavier de Almeida, 1015 -- 134, Ipiranga, City of São Paulo, State of São Paulo, Brazil, ZIP Code 04211-001.

W I T N E S S E T H:

WHEREAS, the Company desires to retain the services of the Consultant, and the Consultant desires to provide services to the Company, upon the terms and conditions set forth in this Consulting Agreement (the "Agreement");

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties set forth herein, each of the parties agrees as follows:

1. Consulting Services. The Consultant agrees to provide consulting services to the Company during the term of this Agreement upon such terms and to the extent that the parties shall from time to time agree. The nature of the services to be provided by the Consultant to the Company shall include the following:

(a) Consultant shall facilitate the successful development of a relationship between the Company and a Brazilian-based entity that is interested in entering into a joint venture with the Company where the purpose of such venture is to import, market and sell the company's products in compliance with industry standards, the Brazilian Health Ministry, and ANVISA (the "Joint Venture"). For purposes of this Agreement, the successful development of a relationship between the Company and a Brazilian partner shall mean a relationship that (i) is the product of Consultant's efforts; (ii) which results in the Joint Venture parties entering into a joint venture agreement which provides, at a minimum, that the Joint Venture partner (x) shall be eligible for nationalization of drugs on the Brazilian market and (y) shall pay all legal and license fees up front in return for access to the Company's patented medications and procedures, which sums shall be recouped by a disproportionate sharing of revenues initially, followed by equal distribution of revenues after initial startup expenses are repaid; and (iii) from which the Company derives One Million U.S. Dollars ($1,000,000) in gross revenues during the term of this Agreement;

(b) Consultant shall make arrangements, as soon as practicable following the Effective Date, for William Hartman, President of the Company, to travel to Brazil and meet with a the proposed Joint Venture partner and various governmental officials, who have relationships that would be advantageous to the formation and success of the Joint Venture; and

(c) Consultant shall locate and secure possible sources of funding for the Company, which funds may be used at the direction of the Company in the Joint Venture.

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2. Term. The term of this Agreement shall commence as of the date hereof and shall continue for a period of twelve (12) months from the Effective Date. Notwithstanding the foregoing, the Company shall have the right to terminate this Agreement upon thirty (30) calendar day's prior written notice to Consultant. The Company shall incur no liability for terminating this Agreement pursuant to the foregoing provision.

3. Extent of Services. The Consultant agrees to provide such services described in Section 1 above either directly or through such persons as may be reasonably agreeable to the Company. For purposes of this Agreement, the parties acknowledge that the following persons may perform all or a portion of the services contemplated herein: Mr. Heleno Souza, Mr. Marcos Sousa, and Mr. Francisco Brocco. The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

4. Compensation.

(a) In consideration for the services described in Section 1(a), the Company shall issue to Consultant (or its assigns) a total of One Million Five Hundred Thousand (1,500,000) shares of the Company's common stock. The Shares of common stock of the Company to be issued pursuant to this Agreement are collectively referred to as the "Shares." The Shares shall be issued in certificate form, bear an appropriate restrictive legend and shall be delivered to Consultant or its assigns at the address of their choosing within thirty (30) days from completion of the services described in Section 1(a).

(b) In consideration for the services described in Section 1(b), the Company shall pay Consultant Ten Thousand U.S. Dollars ($10,000), payable within three (3) days of the date that a fully executed version of this Agreement is returned to the Company.

(c) In consideration for the services described in Section 1(c), the Company shall pay Consultant a "finder's fee" equal to seven percent (7%) of the gross receipts received by the Company. Any fees payable pursuant to this provision shall be paid to Consultant within thirty (30) days of receipt by the Company using the wire transfer channel indicated by Consultant.

5. Expenses. The Consultant is responsible for any incurred expenses unless coverage of said expenses is agreed to by the Company in writing prior to incurrence.

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6. Confidential Information.

(a) Confidentiality. The Consultant shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish or otherwise make available any Confidential Information (as such term is hereinafter defined) or any portion thereof. Notwithstanding the foregoing, the Consultant shall be permitted to disclose Confidential Information to those of its employees, managers, members, agents, accountants, attorneys, consultants, potential financing sources and strategic partners who reasonably need to know such Confidential Information in order for the Consultant to reasonably perform its duties hereunder; provided that the Consultant shall have obtained from such persons and entities an executed nondisclosure agreement in form and substance substantially similar to this Section 6.

(b) Return of Confidential Information. Upon termination of this Agreement, or upon the written request of the Company, all documents, records, notebooks, computer files, tapes and diskettes and similar repositories containing Confidential Information, including copies thereof, then in the Consultant's possession, whether prepared by it or others, shall be promptly destroyed by the Consultant (with destruction certified in writing) or returned to the Company. If at any time after the termination of this Agreement, the Consultant determines that it has any Confidential Information in its possession or control, it shall immediately destroy (with destruction certified in writing) or return the same to the Company, including all copies and portions thereof.

(c) Definition. For purposes of this Agreement, the term "Confidential Information" means any and all information relating to the Company, including, without limitation, with regard to its business, prospects, operations, products, customers, pricing, financings, plans, intellectual property, financial information, supplies, business partners, know-how, trade secrets and methods, which is or becomes known by the Consultant as a direct or indirect consequence of or through its relationship with the Company and not generally known in the industry in which the Company is or may become engaged. "Confidential Information" shall also include all analyses, compilations and other materials prepared by the Consultant containing or based in whole or in part of any information relating to the Company. Confidential Information shall not include any information which (i) was known by the Consultant prior to receipt of such information by it from the Company, (ii) is independently discovered by the Consultant after the date hereof, (iii) comes or has come within the public domain through no act or failure on the part of the Consultant or (iv) is rightfully obtained by the Consultant after the date hereof from a third party which, to the knowledge of the Consultant, is lawfully in possession of such Confidential Information.

7. Remedies. The parties acknowledge that the remedies at law for the breach of the agreements and covenants set forth in Section 6 hereof are inadequate and that the Company shall be entitled to preliminary and permanent injunctive relief to the fullest extent available under applicable law enjoining the Consultant from engaging in any conduct constituting a breach of the agreements and covenants contained in Section 6 hereof. Such remedies shall be in addition to, and not in substitution of, any other remedies which the Company may have at law or in equity in the event of a breach or threatened breach of any of the foregoing agreements or covenants by the Consultant.

8. Status. The Consultant shall at all times be an independent contractor, rather than a co-venturer, agent, employee or representative of the Company. It is expressly acknowledged and agreed that the Consultant shall not have any authority to bind the Company to any agreement or obligation with any third party. The Consultant acknowledges and agrees further that, since it is not an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes.

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9. No Restrictions. The Consultant hereby represents that neither the execution of this Agreement nor the Consultant's performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Consultant is a party, or by which it may be bound, or (b) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Consultant. In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, the Consultant shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or engaging the Consultant hereunder.

10. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent by certified or registered mail or overnight courier to the respective addresses set forth in the first paragraph of this Agreement or such other address as to which one party may have notified the other in such manner.

11. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement. Any action brought by any Party hereto shall be brought in the courts located in Clark County, Nevada.

12. Severability. In the event of the invalidity or unenforceability of any provision of this Agreement under applicable law, the parties agree that such invalidity or unenforceability shall in no way affect the validity or enforceability of any other provisions of this Agreement.

12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant, as appropriate.

13. Binding Effect. This Agreement shall be binding upon the parties and their respective successors and assigns.

14. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials, excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

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Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company, or from Consultant's negligence or misconduct. In no event will either party be liable for special, indirect, consequential or punitive damages.

15. Representations. Consultant represents that it is not required to maintain any licenses and registrations under applicable laws and regulations to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a Securities Broker Dealer or a Registered Investment Advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

16. Assignment. No portion of the obligations arising under this Agreement may be delegated or assigned to another person without the prior written consent of the Company. Any delegation or assignment in violation of this provision shall be void, and have no force or effect.

17. Taxes. The parties understand and agree that Consultant shall be solely responsible for any and all taxes arising from receipt of the compensation described above. It is explicitly understood that, as a material term of this Agreement, Consultant undertakes to pay all taxes for which Consultant may be liable.

18. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter hereof, and supersedes all prior discussions, negotiations and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally but only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

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IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.

Premier Biomedical, Inc.		FBROCCO ASSESSORIA EMPRESARIAL LTDA ASSESSORIA EMPRESARIAL LTDA

By:	/s/ William A. Hartman	By:	/s/ Francisco Carlos Brocoo
	William A. Hartman		Francisco Carlos Brocoo
	President and CEO		President and CEO

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